UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2005 (April 6, 2005)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (I.R.S. Employer Identification No.)

777 East Wisconsin Avenue, Suite 1400
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

(414) 212-5299
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

                         On April 6, 2005, the Board of Directors of Rockwell Automation, Inc. (the “Company”) approved amendments to certain Restricted Stock Agreements between the Company and each of Betty C. Alewine, William T. McCormick, Jr., Bruce M. Rockwell, and Joseph F. Toot, Jr., directors of the Company. A description of the amendments is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

                         On April 6, 2005, the Board of Directors of the Company approved amendments to the Company’s 2000 Long-Term Incentives Plan, as amended (the “Plan”), to delete the provisions of the Plan authorizing the grant of stock purchase awards. Accordingly, the Plan no longer provides for the purchase of shares of common stock of the Company with loans from the Company. A copy of the Memorandum of Amendments is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibit

10.1	Description of amendments to certain Restricted Stock Agreements between the Company and each of Betty C. Alewine, William T. McCormick, Jr., Bruce M. Rockwell, and Joseph F. Toot, Jr.

10.2	Memorandum of Amendments to the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended.

(Page 2 of 4 Pages)

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: April 7, 2005 (Page 3 of 4 Pages) EXHIBIT INDEX

Exhibit Number	Description
10.1	Description of amendments to certain Restricted Stock Agreements between the Company and each of Betty C. Alewine, William T. McCormick, Jr., Bruce M. Rockwell, and Joseph F. Toot, Jr.
10.2	Memorandum of Amendments to the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended.

(Page 4 of 4 Pages)